Exhibit 17

Mark S. Solomon
Attorney at Law

Fax: (954) 463-6759	Suite 300
legalsol@gate.net	901 South Federal Highway
Fort Lauderdale, Florida 33316
Telephone: (954) 463-6755

February 15, 2012

Bill Gallagher
1250 NE Loop #410
San Antonio Texas 78205

Re: BISU resignation

Dear Mr. Gallagher:

Pursuant to our conversation, please consider this letter as my resignation as a board member of BISU.  I believe in the future of BISU and wish you and Gilles the best in your endeavors.

Thank you,

/s/ Mark Solomon
Mark Solomon ESQ.